                                                            EXHIBIT 10(j)
                            SECOND AMENDMENT TO
                  STANHOME INC. SUPPLEMENTAL PENSION PLAN



      WHEREAS, Stanhome Inc., a Massachusetts corporation (the "Company"), has heretofore adopted and maintains a supplemental pension plan for the benefit of certain of its employees designated the "Stanhome Inc.
Supplemental Pension Plan" (the "Plan"); and

      WHEREAS, the Company desires to amend in certain respects;

      NOW, THEREFORE, pursuant to the power of amendment contained in
Section 5 of the Plan, Section 3 of the Plan is amended, effective January 1, 1997, to add a new paragraph at the end thereof to read as follows:

            Notwithstanding any provision of this Section 3 to the contrary, the retirement benefits payable to a Participant (or his beneficiary) under the Plan shall be paid in a lump sum upon the occurrence of (i) a termination of Participant's employment under circumstances that entitle Participant to payment of a severance benefit under Paragraph 1 of the "Change in Control Agreement" between the Company and the Participant (or, if at the time of such termination the Change in Control Agreement is no longer in effect, under circumstances that would entitle the Participant to such payment if such Agreement were in effect), or (ii) a Change in Control (as defined in the Change in Control Agreement) at any time following the Participant's termination of employment from the Company. Such lump-sum payment shall be the present value of the Supplemental Pension benefit payable to the Participant under the Plan using the Pension Benefit Guaranty Corporation immediate annuity interest rate as is in effect for the month in which the payment is made and the mortality table based on the UP-1984 Table, all as in accordance with generally acceptable actuarial principles.


      IN WITNESS WHEREOF, the Company has caused this instrument to be executed by its duly authorized officers this 5th day of June, 1997.

                                    STANHOME INC.


                                By:/s/G. William Seawright
                                Title:President & CEO

ATTEST:

/s/Bruce H. Wyatt
Title:Secretary